UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 30, 2015

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2015, John M. Vecchio, Executive Vice President of Diamond Offshore Drilling, Inc. (the “Company”), notified the Company of his retirement from the Company, to be effective on April 30, 2015. The Company entered into an agreement with Mr. Vecchio in connection with his retirement, which includes, among other things, continuation of his current base salary for 12 months after retirement, acceleration of unvested stock appreciation rights, payment of premiums for group medical, dental and vision insurance for two years and agreements by Mr. Vecchio to covenants of confidentiality, noncompetition and nonsolicitation of the Company’s employees.

In connection with Mr. Vecchio’s retirement, a subsidiary of the Company will enter into a consulting agreement (the “Consulting Agreement”) with Mr. Vecchio, providing for Mr. Vecchio to provide consulting services related to the construction and delivery of two drilling rigs currently under construction. The Consulting Agreement will remain in effect until the earlier of (a) the date the last rig has been delivered and accepted and (b) June 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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